Exhibit (c)(2)

Goldman Sachs

Project Closeup: Board Discussion Materials

Goldman, Sachs & Co.

24-Feb-2008

Goldman Sachs

Table of Contents

I. Transaction Summary

II. Public Market Trading Analysis

III. Financial Analysis

IV. LBO Analysis

Appendix A: Additional Financial Sensitivities

Appendix B: Additional Exhibits

Appendix C: Leveraged Recapitalization / Stock Buyback Analysis

Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

Goldman Sachs

I. Transaction Summary

Transaction Summary 3

Goldman Sachs

Process Overview

Getty Images Board of Directors authorized the launch of a process to evaluate a potential sale of the Company on October 23, 2007.

5 sponsors, chosen by Getty Images Board of Directors in consultation with Goldman Sachs, were invited to participate in phase 1. All submitted indications of interest on November 26, 2007, with value indications ranging from $37 - $45 per share. One sponsor was eliminated from the process by the Getty Images Board of Directors in consultation with Goldman Sachs.

Based on inbound interest during phase 1, three additional sponsors chosen by the Getty Images Board of Directors in consultation with Goldman Sachs, were invited to participate in the process and evaluated phase 1 due diligence information. All three provided verbal indications of interest during the week of December 17, 2007, with value indications ranging from “mid-to-high $30’s” - $40 per share. One was eliminated from the process by the independent voting members of the Getty Images Board of Directors in consultation with Goldman Sachs. The remaining two sponsors submitted written indications of interest on December 21, 2007, with value indications ranging from $38 - $41 per share.

Beginning December 20, 2007, Getty Investments and its advisor, Allen & Co. were allowed access to data room information and management to evaluate Getty Investments’ view on potential participation in a transaction.

Six sponsors were invited by Getty Images’ Board of Directors in consultation with Goldman Sachs to participate in phase 2 of the process.

Two strategic buyers, chosen by the independent voting members of the Getty Images Board of Directors in consultation with Goldman Sachs, were contacted during the week of January 14th. Both of them declined to participate in the process. Additional strategic buyers have made inbound inquiries after the leak of the transaction by the NY Times on January 21. After careful consideration of all strategic inquiries, the independent voting members of the Getty Images Board of Directors in consultation with Goldman Sachs, invited one of the strategics to participate in the process on January 30, 2008. To date, this strategic buyer continues to evaluate confidential information and has held meetings with management.

Since the press leak on January 21, Goldman Sachs has taken inbound calls from other private equity firms. The independent voting members of the Getty Images Board of Directors in consultation with Goldman Sachs carefully evaluated all inquires and have decided not to invite any additional participants into the process.

All six of the private equity participants in the process were invited to submit final bids on January 22, 2008, with the final bid date set for February 4, 2008.

Two private equity firms submitted final proposals on February 4, 2008:

— H&F: $32.75 per share, with committed financing

— Sponsor C: $30.00 per share, without financing

After several rounds of negotiations, H&F increased their proposal to $34.00 per share on February 7, 2008.

After several meetings and deliberations, the independent voting members of the Getty Images Board authorized Goldman Sachs, Weil, Gotshal and the Company to negotiate final documentation for a potential transaction with H&F at $34 per share. Since that decision, H&F has been permitted to discuss rollover and license agreement with Getty Investments and incentive and employment opportunities with management of Getty Images.

Transaction Summary 4

Goldman Sachs

Transaction Summary

($ in millions, except per share amounts)

		Current Market (1):	H&F
Price Per Share (2)		**$ 24.45**	**$ 34.00**
Premium Analysis			
Current ($ 24.45)		*0.0%*	*39.1%*
10 Day Average ($ 24.70)		*(1.0)%*	*37.6%*
Undisturbed Price 18-Jan-08 ($ 21.94)		*11.4%*	*55.0%*
30 Day Average ($ 25.32)		*(3.4)%*	*34.3%*
90 Day Average ($ 26.81)		*(8.8)%*	*26.8%*
180 Day Average ($ 28.16)		*(13.2)%*	*20.7%*
1 Year Average ($ 37.89)		*(35.5)%*	*(10.3)%*
FD Share Count (2)		60.9	61.0
Equity Value		$ 1,489	$ 2,075
Net Debt - Current (3)		(19)	(19)
Enterprise Value		1,469	2,056
Multiples Analysis			
EBITDA	Metric (4)		
CY2007A (Adj)	$ 314	*4.7x*	*6.6x*
EPS			
CY2007A	$ 2.22	*11.0 x*	*15.3 x*
CY2008E:			
Mgmt Plan	$ 2.25	*10.9 x*	*15.1 x*
Central Sensitivity to Mgmt Plan	$ 2.05	*11.9 x*	*16.6 x*
IBES	$ 2.03	*12.0 x*	*16.7 x*
CY2009E			
Mgmt Plan	$ 2.55	*9.6 x*	*13.3 x*
Central Sensitivity to Mgmt Plan	$ 2.01	*12.2 x*	*16.9 x*
IBES	$ 2.14	*11.4 x*	*15.9 x*

Note: 2007A EBITDA (Adj) adds back eso expense of $14.0mm, per GYI management. EPS estimates include eso expense.

[1] As of close of trading on 22-Feb-2008

[2] Capitalization per GYI management as of 21-Feb-2008

[3] Cash and debt as of 31-Dec-2007 per GYI management proforma for $40mm US Bank paydown per GYI management

[4] Source: Management Plan estimates per GYI Management. Central Sensitivity to Management Plan per GYI independent voting members of BoD guidance. IBES per IBES median estimates

Transaction Summary 5

Goldman Sachs

Transaction Summary

Capitalization

($ in millions, except per share amounts)

H&F

Price Per Share $ 34.00

Total Uses

Equity + Total Debt $2,380

Expenses 52

Pro Forma Cash 50

Total Uses $ 2,482

Total Sources

Total Cash $ 324

New Debt 970

New Equity Required 1,188

Equity as % of Total Cap (1) 55.0%

Total Sources $ 2,482

“Getty Investments” equity value at deal price ($34): $319mm

“Getty Investments” equity value as percent of new equity required is 27%

Source: Cash and Debt per GYI management as of December 31, 2007 proforma for $40mm US Bank paydown per GYI management. Capitalization per GYI management as of 21-Feb-2008. Expenses, pro forma cash and new debt estimates per H&F proposal. Getty Investments equity value per schedule 13D/A filing as of September 28, 2007

Note: Does not include potential tax impact of convertible redemption

1 Defined as equity required as a percentage of total sources - cash

Transaction Summary 6

Goldman Sachs

II. Public Market Trading Analysis

Public Market Trading Analysis 7

Goldman Sachs

Historical Performance

($ in millions, except per share amounts)

$1,000 $900 $800 $700 $600 $500 $400 $300 $200 $100 $0

$85

18.4%

$16

19.2%

$101

$19

$185

19.1%

$35

$248

14.1%

$35

$485

19.5%

$94

$451

20.8%

$94

$463

27.1%

$125

$523

31.5%

$165

$622

36.4%

$227

$733

38.9%

$286

$807

38.9%

$314

$858

36.6%

$314

$100

$90

$80

$70

$60

$50

$40

$30

$24.45

$20

$10

$0

Closing Price (USD)

1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007

Revenue EBITDA EBITDA Margin Stock Price

Source: Public filings and GYI management

Note: 2006 and 2007 EBITDA excludes restructuring costs and one-time items

Public Market Trading Analysis 8

Goldman Sachs

IBES EPS Estimates Over Time vs. Stock Performance

EPS Estimate

$4.50 $4.00 $3.50 $3.00 $2.50 $2.00 $1.50 $1.00 $0.50 $0.00

$2.34 2005A

$2.46 2006A

$2.14 2009E

$2.22 2007A

$2.03 2008E

YoY EPS Growth

2004-2005 2005-2006 2006-2007 2007-2008 2008-2009

36.0% 5.1% (9.8%) (8.6%) 5.4%

$100.00 $90.00 $80.00 $70.00 $60.00 $50.00 $40.00

$30.00 $24.45 $20.00

$10.00

$00.00

Closing Stock Price

Feb-2005 Feb-2006 Feb-2007 Feb-2008

Monthly from 22-Feb-2005 to 22-Feb-2008

2005 2006 2007 2008 2009 Stock Price

Source: FactSet

Note: 2005A-2007A EPS exclude certain one-time costs. 2008-2009E EPS estimates based on IBES median estimates.

Public Market Trading Analysis 9

Goldman Sachs

Quarterly Street Expectations and Management's Revised Guidance

($ in millions except per share data)

	As of 01-May -2007 Guidance for Q2 2007	As of 01-Aug-2007 Guidance for Q3 2007	As of 01-Nov-2007 Guidance for Q4 2007	As of 31-Jan-2008 Guidance for Q1 2008
Management Guidance for Next Quarter				
Revenue – actual	$218	$209	$218	
YoY change	6.5%	5.5%	7.1%	
Revenue – updated guidance[1]	$218	$210	$210	$220
Revenue – previous Street[2] expectations	$210	$221	$214	$217
Guidance/previous street difference	3.8%	(5.0)%	(1.9)%	(1.4)%
EPS – actual	$0.57	$0.47	$0.49	
YoY change	(3.4)%	(24.2)%	(22.2)%	
EPS – updated guidance[1]	$0.58	$0.47	$0.48	$0.45
EPS – previous Street expectations[2]	$0.65	$0.61	$0.54	$0.54
Guidance/previous street difference	(10.1)%	(23.0)%	(11.1)%	(16.7)%

- CY2008 guidance as of January 31, 2008
  - CY2008 revenue of $900mm vs. previous street expectations of $884mm – 1.8% increase
  - CY2008 EPS of $2.00 to $2.10 vs. previous street expectations of $2.16 – 5.1% decrease
- Company estimate is that CY2007 revenue declined ~3% on an organic and currency neutral basis

Source: GYI press releases, press articles, Thomson Financial and IBES
Note: EPS is pro forma EPS excluding one-time items. Summing quarterly EPS does not total to CY2007 EPS of $2.22 because of rounding.
[1] *Guidance given during earnings announcement for previous quarter*
[2] *Street expectations at time of earnings announcement for previous quarter*

Public Market Trading Analysis 10

Goldman Sachs

Management Plan vs. Results

($ in millions except per share amounts)

2006 2007

Management Plan at beginning of year

Revenue $ 850 $ 875

EBITDA (book) 344 329

EPS (original plan) $ 2.80 $ 2.74

EPS - adjusted (1) 3.00 2.75

Acquisitions

Revenue $ 27 $ 42

EBITDA (book) 17 8

EPS $ 0.02 $(0.12)

Actual reported

Revenue $ 807 $ 858

EBITDA (book) 297 294

EPS $ 2.11 $ 2.10

Pro Forma Estimate Excluding Acquisitions and FX benefits (2)

Revenue $ 815 $ 790

EBITDA (book) 305 270

EPS $ 2.35 $ 2.06

Difference: Pro Forma Estimate - Management Plan

Revenue $(35) $(85)

EBITDA (book) (39) (60)

EPS Difference $(0.65) $(0.69)

Percentage Difference: Pro Forma Estimate - Management Plan

Revenue (4.1)% (9.7)%

EBITDA (book) (11.3)% (18.1)%

EPS Difference (21.8)% (25.2)%

Source: GYI Management

Note: EBITDA (book) does not add back ESO and one-time items

1 EPS adjusted to reflect actual WASO for comparative purposes to pro forma estimates excluding acquisitions and FX benefits.

2 Excludes acquisitions and adjusts for effects of changes in foreign currency rates

Public Market Trading Analysis 11

Goldman Sachs

Historical Stock Price Performance

Averages: 30 Day 90 Day 180 Day One Year Three Year

GYI $ 25.32 $ 26.81 $ 28.16 $ 37.89 $ 57.85

3 Year Closing Price (USD)

$100 $90 $80 $70 $60 $50 $40 $30 $20

Average = $57.85

$34.00

Undisturbed Price (18-Jan-2008): $21.94

$24.45

Feb- 2005 Aug- 2005 Feb- 2006 Aug- 2006 Feb- 2007 Aug- 2007 Feb- 2008

Daily from 22-Feb-2005 to 22-Feb-2008

1 Year

Closing Price (USD)

$60 $50 $40 $30 $20

Average = $37.89

$34.00

Undisturbed Price (18-Jan-2008): $21.94

$24.45

Feb- 2007 Apr- 2007 Jun- 2007 Aug- 2007 Oct- 2007 Dec- 2007 Feb- 2008

Daily from 22-Feb-2007 to 22-Feb-2008

Source: FactSet.

Note: Undisturbed price represents stock price on January 18, 2008, one trading day prior to speculation about a potential transaction appeared in the press.

Public Market Trading Analysis 12

Goldman Sachs

Market Developments Since Phase 1 Proposals

Phase 1 Proposals Received on November 26, 2007

Absolute Stock Price Performance

Closing Price (USD)

$30 $28 $26 $24 $22 $20

$26.62

(Feb 8-1 trading day prior to NYT article reporting no bids above current market value)

Average = $26.75

$27.40

(Feb 1-1 trading day after Q4 ‘07 earnings announcement)

$21.94 (Jan 18-1 trading day prior to NYT article on potential sale)

$24.45

26-Nov- 2007 18-Dec- 2007 9-Jan- 2008 31-Jan- 2008 22-Feb- 2008

Daily from 26-Nov-2007 to 22-Feb-2008

Relative Stock Price Performance

Indexed Price

110% 100% 90% 80% 70%

(2.8%) (3.8%)

(15.1%)

26-Nov- 2007 18-Dec- 2007 9-Jan- 2008 31-Jan- 2008 22-Feb- 2008

Daily from 26-Nov-2007 to 22-Feb-2008

Getty Images Inc Dow Jones Indus. Avg S&P 500 Index

% Change from 26-Nov-2007 to Undisturbed 18-Jan-2008: (23.8%) % Change from 26-Nov-2007 to Today: (15.1%)

Source: FactSet

Public Market Trading Analysis 13

Goldman Sachs

Market Developments Since Phase 1 Proposals

Phase 1 Proposals Received on November 26, 2007

NTM P/E

NTM PE (x)

14.0x 13.0x 12.0x 11.0x 10.0x

10.3x (Jan 18)

12.0x

26-Nov- 2007 18-Dec- 2007 9-Jan- 2008 31-Jan- 2008 22-Feb- 2008

Daily from 26-Nov-2007 to 22-Feb-2008

LTM EBITDA (adj)

EV / LTM EBITDA Multiple

6.0x 5.5x

5.0x 4.5x 4.0x

4.2x (Jan 18)

4.7x

26-Nov- 2007 18-Dec- 2007 9-Jan- 2008 31-Jan- 2008 22-Feb- 2008

Daily from 26-Nov-2007 to 22-Feb-2008

% Change from 26-Nov-2007 to Undisturbed 18-Jan-2008: (23.1%) % Change from 26-Nov-2007 to Today: (10.5%)

% Change from 26-Nov-2007 to Undisturbed 18-Jan-2008: (23.9%) % Change from 26-Nov-2007 to Today: (15.1%)

Source: FactSet

Note: LTM EBITDA adjusted to add back ESO expenses of $15.3mm (2006) and $14.0mm (2007). After Jan 1, 2008, LTM EBITDA based on 2007 actual EBITDA adjusted for $14.0mm ESO expense and $6.0mm in non-recurring items.

Public Market Trading Analysis 14

Goldman Sachs

Historical LTM EBITDA (adj) Multiples

Average

Last 3 years 12.0 x

Last 1 year 7.1 x

Last 6 months 5.4 x

3 Year

EV / LTM EBITDA Multiple

22x 20x 18x 16x 14x 12x 10x 8x 6x 4x 2x

At Offer

6.6 x

4.7x

Feb-2005 Nov-2005 Aug-2006 May-2007 Feb-2008

Daily from 22-Feb-2005 to 22-Feb-2008

1 Year ($ in millions except per share amounts)

EV / LTM EBITDA Multiple

11x 10x 9x 8x 7x 6x 5x 4x

Q3 Guidance: 01 Aug-2007

New Prev. Street

Revenue $210 $221

EPS $0.47 $0.61

Q4 Guidance: 01-Nov-2007

New Prev. Street

Revenue $210 $214

EPS $0.48 $0.54

At Offer

6.6x

Feb-2007 May-2007 Aug-2007 Nov-2007 Feb-2008

Daily from 22-Feb-2007 to 22-Feb-2008

Source: FactSet

Note: LTM EBITDA adjusted for one-time items and ESO expense. After Jan 1, 2008, LTM EBITDA based on 2007 actual EBITDA adjusted for $14.0mm ESO expense and $6.0mm in non-recurring items.

Public Market Trading Analysis 15

Goldman Sachs

Historical LTM EBITDA Multiples and Relative Change

Average

3 Year 1 Year 6 Months Current

Getty Images 11.8x 7.3x 5.7x 5.0x

Selected Companies 11.9 10.3 9.6 9.6

Newspaper Companies 9.1 8.3 7.9 7.5

Radio Companies 11.3 10.5 9.5 8.2

Music Companies 10.0 8.9 7.8 7.2

Television Stations 9.3 9.4 9.1 9.1

3 Year Relative Change in Multiples

Indexed EV to LTM Ebitda Multiple (x)

175% 150% 125% 100% 75% 50% 25% 0%

Feb-2005 Nov-2005 Aug-2006 May-2007 Feb-2008

Daily from 22-Feb-2005 to 22-Feb-2008

Getty Images Selected Companies Newspaper Companies

1 Year Relative Change in Multiples

Indexed EV to LTM Ebitda Multiple (x)

120%

100% 80% 60% 40%

(7.3)%

(20.9)% (21.0)%

(32.9)% (35.5)%

(52.2)%

Feb-2007 May-2007 Aug-2007 Nov-2007 Feb-2008

Daily from 22-Feb-2007 to 22-Feb-2008

Radio Companies Music Companies Television Stations

Source: FactSet

Note: Selected companies include: Adobe, Avid Technology, Jupitermedia, Omnicom, Interpublic, WPP, Harte Hanks; Newspaper Companies include: Gannett, McClatchy, The New York Times, EW Scripps, Washington Post, Belo, GateHouse Media, Lee Enterprises, Media General; Radio Companies include: Citadel, Cox Radio, Cumulus Media, Entercom Communications; Music Companies include: Live Nation, Warner Music Group; Television Stations include: Entravision, Hearst-Argyle, LIN Television, Sinclair Broadcast Group.

Public Market Trading Analysis 16

Goldman Sachs

Historical Next Twelve Months (NTM) P/E Multiples

Average

Last 3 years 23.0 x

Last 1 year 15.8 x

Last 6 months 13.1 x

3 Year

NTM PE (x)

40x 35x 30x 25x 20x 15x 10x

16.7x 16.6x 15.1x

12.0x

Feb-2005 Sep-2005 May-2006 Dec-2006 Jul-2007 Feb-2008

Daily from 22-Feb-2005 to 22-Feb-2008

Getty Images Management ‘08

1 Year ($ in millions except per share amounts)

NTM PE (x)

22x 20x 18x 16x 14x 12x 10x

Q3 Guidance: 01 Aug-2007

New Prev. Street

Revenue $ 210 $ 221

EPS $ 0.47 $ 0.61

Q4 Guidance: 01-Nov-2007

New Prev. Street

Revenue $ 210 $ 214

EPS $ 0.48 $ 0.54

16.7x 16.6x

15.1x

12.0x

Feb-2007 May-2007 Jul-2007 Sep-2007 Dec-2007 Feb-2008

Daily from 22-Feb-2007 to 22-Feb-2008

Central Sensitivity to Mgmt ‘08 IBES ‘08

Source: FactSet

Note: “IBES ‘08” represents deal value of $34.00 at IBES median 2008 EPS estimate of $2.03; “Management ‘08” represents deal value of $34.00 at GYI Management 2008 EPS estimate of $2.25; “Central Sensitivity to Mgmt ‘08” represents deal value of $34.00 at 2008 EPS estimate of $2.05

Public Market Trading Analysis 17

Goldman Sachs

Historical NTM P/E Multiples and Relative Change1

Average

3 Year 1 Year 6 Months Current

Getty Images 23.0x 15.8x 13.1x 12.0x

Selected Companies 20.1 21.3 19.5 16.8

Newspaper Companies 17.3 17.5 15.9 12.1

Radio Companies 19.2 17.1 15.1 13.3

Television Stations 26.9 28.4 25.4 24.8

3 Year Relative Change in Multiples

Indexed PE (x)

180% 160% 140% 120% 100% 80% 60% 40% 20%

(6.1)% (15.1)%

(40.4)% (40.6)%

(63.1)%

Feb-2005 Nov-2005 Aug-2006 May-2007 Feb-2008

Daily from 22-Feb-2005 to 22-Feb-2008

Getty Images Selected Companies Newspaper Companies

1 Year Relative Change in Multiples

Indexed PE (x)

180% 160% 140% 120% 100% 80% 60% 40% 20%

(8.5)%

(33.0)% (37.9)% (39.0)% (42.9)%

Feb-2007 May-2007 Aug-2007 Nov-2007 Feb-2008

Daily from 22-Feb-2007 to 22-Feb-2008

Radio Companies Television Stations

Source: FactSet

Note: Selected companies include: Adobe, Avid Technology, Jupitermedia, Omnicom, Interpublic, Harte Hanks; Newspaper Companies include: Gannett, McClatchy, The New York Times, EW Scripps, Washington Post, Belo, GateHouse Media, Lee Enterprises, Media General; Radio Companies include: Citadel, Cox Radio, Cumulus Media, Entercom Communications; Television Stations include: Entravision, Hearst-Argyle, LIN Television, Sinclair Broadcast Group. After January 1, 2008, Interpublic 2008 EPS (as of 22-Feb-2008) is used for NTM EPS. Current NTM P/E for Selected Companies in table represents median 2008 P/E as of 22-Feb-2008

1 Music Companies not shown because of lack of meaningful data.

Public Market Trading Analysis 18

Goldman Sachs

Valuation Comparison of Selected Companies

($ in millions, except per share data)

Company	Closing Price 22-Feb-2008	% of 52 Week High	Equity Market Cap	Enterprise Value	EV/ EBITDA 2007	Calendarized P/E Multiples 2007	Calendarized P/E Multiples 2008	Calendarized P/E Multiples 2009	5-Year EPS CAGR	2008 PE/5-Year EPS CAGR
Getty Images Inc.	**$ 24.45**	**44 %**	**$ 1,489**	**$ 1,469**	**5.0 x**	**11.0 x**	**12.0 x**	**11.4 x**	**10.0 %**	**1.2 x**
Jupitermedia Corp.	$ 3.05	33 %	$ 110	$ 190	7.0 x	50.8 x	27.7 x	17.9 x	10.0 %	2.8 x
Selected Digital Media Services Software Companies										
Adobe Systems Inc.	$ 35.09	73 %	$ 20,281	$ 18,287	11.9 x	21.5 x	18.9 x	16.4 x	15.0 %	1.3 x
Avid Technology Inc.	22.84	59	1,005	781	14.3	18.6	28.6	23.3	12.0	2.4
Mean		66 %			13.1 x	20.1 x	23.7 x	19.9 x	13.5 %	1.8 x
Median		66			13.1	20.1	23.7	19.9	13.5	1.8
Selected Marketing Services Companies										
Harte Hanks	17.36	62	1,224	1,460	7.2	13.8	13.5	12.4	10.4	1.3
Interpublic Group of Companies Inc.	8.49	64	4,002	5,637	9.9	44.7	16.8	13.0	10.0	1.7
Omnicom Group Inc.	46.37	85	15,165	17,956	9.7	15.7	14.0	12.7	12.5	1.1
WPP Group plc	11.89	77	14,613	17,644	8.8	13.6	12.0	11.0	11.0	1.1
Mean		72 %			8.9 x	22.0 x	14.1 x	12.3 x	11.0 %	1.3 x
Median		71			9.2	14.7	13.7	12.5	10.7	1.2
Overall Comparative Metrics										
Mean		65 %			9.8 x	25.5 x	18.8 x	15.2 x	11.5 %	1.7 x
Median		64			9.7	18.6	16.8	13.0	11.0	1.3

Note: Overall comparative metrics includes all selected companies, except GYI
Source: Latest publicly available financial statements. Enterprise Value based on diluted shares outstanding. EBITDA and EPS are based on IBES median estimates and/or other Wall Street research. All research estimates have been calendarized to December.

Public Market Trading Analysis 19

Goldman Sachs

Research Analysts’ Views

GYI EPS Estimates & Recommendations

GYI EPS Estimates & Recommendations

Broker Date Rating FY 2008E EPS FY 2009E EPS

Argus Research Corp 11-Feb-2008 Hold $2.00 $ 2.14

Canaccord Adams 4-Feb-2008 Hold 2.05 -

Citigroup 7-Feb-2008 Hold 2.03 2.22

Deutsche Bank 6-Feb-2008 Hold 2.05 -

Goldman Sachs 4-Feb-2008 - 2.00 2.19

JPMorgan 1-Feb-2008 Hold 2.08 -

Kaufman Brothers 1-Feb-2008 Hold 1.76 1.69

Lehman Brothers 1-Feb-2008 Hold 2.00 2.10

Natixis Bleichroeder 1-Feb-2008 Hold 1.92 1.73

Oppenheimer & Co. 1-Feb-2008 Hold 2.07 2.25

Pacific Crest Securities 7-Feb-2008 Hold 2.05 2.29

Piper Jaffray 1-Feb-2008 Hold 2.00 2.12

Robert W. Baird & Co. 4-Feb-2008 Hold 2.04 2.25

Thomas Weisel Partners 1-Feb-2008 Hold 1.94 2.10

William Blair & Co. 4-Feb-2008 Strong Buy 2.07 -

Mean $2.00 $2.10

Median 2.03 2.14

Thomas Weisel Partners

(1-Feb-2008)

Citigroup

(7-Feb-2008)

Lehman Brothers

(1-Feb-2008)

Robert W. Baird & Co.

(4-Feb-2008)

Canaccord Adams

(04-Feb-2008)

Global Crown Capital

(20-Nov-2007)

Goldman Sachs

(04-Feb-2008)

Piper Jaffray

(1-Feb-2008)

Natixis Bleichroeder

(1-Feb-2008)

Deutsche Bank

(6-Feb-2008)

Kaufman Brothers

(1-Feb-2008)

22-Feb-2008: $24.45

Median: $30.00

$32

$31

$31

$31

$30

$30

$29

$27

$26

$25

$24

Avg. $25.30

Present Value1

$28.23

$27.35

$27.35

$27.35

$26.47

$26.47

$25.58

$23.82

$22.50

$22.05

$21.17

$22 $24 $26 $28 $30 $32 $34 $36 $38

Evolution of Research Analysts Recommendation for GYI

September 2006

Hold 61%

Strong Buy 22%

Buy 17%

December 2006

Hold 80%

Strong Buy 20%

September 2007

Underperform 6%

Strong Buy 6%

Hold 83%

Buy 6%

22-Feb-2008

Hold 93%

Strong Buy 7%

Source: FactSet, Wall Street research and Bloomberg.

1 Present value of target price calculated assuming a 12 month price target discounted back 1 year at illustrative GYI cost of equity of 13.4%.

Public Market Trading Analysis 20

Goldman Sachs

Research Analysts’ Views

Selected Commentary

Opportunities

“We do believe iStockPhoto continues to be undervalued by investors. In 2008 we estimate iStock could contribute $95.1mm in revenue.” (Thomas Weisel, 1-Feb-2008)

“Getty has been investing aggressively in an effort to build out additional revenue streams through internal investment and acquisitions. As a result of this focus, the company is much better diversified than several years back and now boasts operations in areas outside of creative still single imagery…” (William Blair, 1-Feb-2008)

“While we believe it is too early to declare that the company’s core CSSI business has found a bottom, the fourth quarter offered up some encouraging signs of hope that a bottom may be near.”

(William Blair, 1-Feb-2008)

“Despite the challenges at Getty, its business model remains compelling and capable of generating significant amounts of free cash flow (FCF).” (William Blair, 1-Feb-2008)

“Film in particular could become an important driver in the future as technology on the internet and handheld devices makes film a more and more viable alternative to stills in Getty’s traditional end markets.” (Robert W. Baird, 1-Feb-2008)

“The Editorial segment showed 50% year-over-year growth. We expect that 2008 being an election and Olympic year that the Editorial area will continue to be a highlight for the company.” (Kaufman, 1-Feb-2008)

“Getty remains by far the leader of the stock photography industry, with revenues three times greater than its biggest competitor, Corbis.” (Robert W. Baird, 1-Feb-2008)

Risks

“The broader issues around the use of imagery within the advertising and media environment remain largely unchanged since last year as we continue to see pressure related to micro-payment substitution, competition and changes in purchasing patterns.” (Thomas Weisel, 1-Feb-2008)

“We believe the steps management has taken to improve the business have helped to offset a further acceleration of declines. While we view this as a positive, we believe it too early to call stabilization in the core business.” (Lehman Brothers, 1-Feb-2008)

“iStock is growing rapidly (84% yr-yr increase in downloads in the recent 3Q07) and Getty is well positioned to benefit from this trend. The unknown, however, is the extent to which micropayments will cannibalize traditional RF.” (Robert W. Baird, 1-Feb-2008)

“A downturn in the advertising market could negatively affect demand for the company’s photographic images, which are used primarily in marketing and advertising campaigns. Specifically, the stock photography market saw decreased demand during the 2001–2003 advertising market slump. Similarly, a failure of the Internet to develop as an advertising medium may result in our revenue estimates and 12-month target price not being achieved.” (Natixis Bleichroeder, 1-Feb-2008)

“Competition from existing firms or new entrants may affect the pricing structure of the industry or result in a loss of market share for Getty.” (Natixis Bleichroeder, 1-Feb-2008)

“With over half of Getty’s revenue non-U.S. dollar-denominated, currency fluctuations may negatively affect our financial forecasts.” (Natixis Bleichroeder, 1-Feb-2008)

Public Market Trading Analysis 21

Goldman Sachs

III. Financial Analysis

Financial Analysis 22

Goldman Sachs

Central Sensitivity to Management Plan

Per GYI Board Independent Voting Members' Guidance

($ in millions except per share amounts)

	2005A	2006A	2007A	2008E	2009E	2010E	2011E	2012E	'07-'12 CAGR	'08-'12 CAGR
Revenue	$733.2	$806.6	$857.6	$918.6	$950.6	$990.1	$1,022.1	$1,064.7	4.4%	3.8%
Growth %	*17.8%*	*10.0%*	*6.3%*	*7.1%*	*3.5%*	*4.2%*	*3.2%*	*4.2%*		
EBITDA - Adjusted	$285.5	$314.0	$313.6	$323.5	$321.1	$340.9	$360.6	$388.8	4.4%	4.7%
Margin %	*38.9%*	*38.9%*	*36.6%*	*35.2%*	*33.8%*	*34.4%*	*35.3%*	*36.5%*		
Growth %	*26.0%*	*10.0%*	*(0.1%)*	*3.2%*	*(0.7%)*	*6.2%*	*5.8%*	*7.8%*		
EBIT - Adjusted	$225.4	$226.0	$207.6	$202.2	$204.9	$237.3	$258.5	$290.5	7.0%	9.5%
Margin %	*30.7%*	*28.0%*	*24.2%*	*22.0%*	*21.6%*	*24.0%*	*25.3%*	*27.3%*		
Growth %	*32.9%*	*0.3%*	*(8.1%)*	*(2.6%)*	*1.3%*	*15.8%*	*8.9%*	*12.4%*		
Unlevered free cash flow	$158.0	$135.1	$176.2	$184.3	$182.6	$194.7	$206.7	$222.7	4.8%	4.8%
Margin %	*21.6%*	*16.8%*	*20.5%*	*20.1%*	*19.2%*	*19.7%*	*20.2%*	*20.9%*		
Growth %	*45.2%*	*(14.5%)*	*30.3%*	*4.6%*	*(0.9%)*	*6.6%*	*6.1%*	*7.8%*		
Proforma EPS	$2.34	$2.46	$2.22	$2.05	$2.01	$2.44	$2.71	$3.10	6.9%	10.9%
Growth %	*36.0%*	*5.1%*	*(9.8%)*	*(7.7%)*	*(1.8%)*	*21.3%*	*11.1%*	*14.2%*		

Source: Central Sensitivity to Management Plan per GYI Board independent voting members' guidance. 2008 per specific revenue and EPS guidance. 2009-2012 assumes decrease of 3.75% in annual revenue growth rate and operating margin relative to Management Plan estimates per GYI management. For example, Central Sensitivity to Management Plan 2009 revenue growth is 3.5% and operating margin is 21.6% relative to 2009 Management Plan revenue growth and operating margin of 7.2% and 25.3%.

Note: Proforma EPS excludes one-time items. EBITDA adjusted to exclude one-time items and eso. EBIT adjusted to exclude one-time items.

Financial Analysis 23

Goldman Sachs

Illustrative Present Value of Future Stock Prices

($ per share)

Central Sensitivity to Management Plan per GYI Board Independent Voting Members' Guidance
'08-'12 CAGR: 10.9%

1 Year Forward P/E Multiple	Today	PV of '09E Share Price	PV of '10E Share Price	PV of '11E Share Price	PV of '12E Share Price
	FY '08 EPS	FY '09 EPS	FY '10 EPS	FY '11 EPS	FY '12 EPS
	$ 2.05	$ 2.01	$ 2.44	$ 2.71	$ 3.10
10.0 x	$20.50	$17.75	$19.00	$18.63	$18.77
11.0 x	22.55	19.52	20.90	20.49	20.65
12.0 x	24.59	21.30	22.80	22.35	22.53
13.0 x	26.64	23.07	24.70	24.22	24.40
14.0 x	28.69	24.85	26.60	26.08	26.28
15.0 x	30.74	26.62	28.50	27.94	28.16
16.0 x	32.79	28.40	30.40	29.80	30.04

IBES Estimates – 5 Year IBES EPS CAGR: 10.0%

1 Year Forward P/E Multiple	Today	PV of '09E Share Price
	FY '08 EPS	FY '09 EPS
	$ 2.03	$ 2.14
10.0 x	$20.30	$18.88
11.0 x	$22.33	$20.77
12.0 x	$24.36	$22.66
13.0 x	$26.39	$24.54
14.0 x	$28.42	$26.43
15.0 x	$30.45	$28.32
16.0 x	$32.48	$30.21

Source: Central Sensitivity to Management Plan per GYI Board independent voting members' guidance. Street per IBES median estimates.
Note: Assumes illustrative cost of equity discount rate of 13.35% based on risk free rate of 4.82% (10 year average of 10 year Treasury as of 22-Feb-2008), risk premium of 5.16% (Ibbotson) and beta of 1.65 (Barra historical beta).

Financial Analysis 24

Goldman Sachs

Illustrative 5-Year Discounted Cash Flow Analysis

Central Sensitivity to Management Plan per GYI Board Independent

Voting Members’ Guidance

($ per share)

EV/LTM EBITDA (adj) Multiples

Current (22-Feb-08) 4.7 x

Undist Price (18-Jan-08) 4.2 x

Perpetuity Growth Method – Financial Sensitivity

WACC

Terminal Growth Rate

1.0% 1.5% 2.0% 2.5% 3.0%

10.0% $37.98 $39.55 $41.31 $43.30 $45.58

11.0% 34.38 35.61 36.97 38.49 40.19

12.0% 31.44 32.41 33.49 34.67 35.99

13.0% 28.95 29.75 30.63 31.58 32.62

14.0% 26.84 27.50 28.22 29.00 29.85

Terminal Value Multiple Method – Financial Sensitivity

WACC

Terminal Multiple of 2012E EBITDA

4.5x 5.5x 6.5x 7.5x

10.0% $30.96 $34.84 $38.72 $42.60

11.0% 29.90 33.63 37.34 41.04

12.0% 28.89 32.47 36.03 39.57

13.0% 27.93 31.37 34.77 38.16

14.0% 27.02 30.32 33.58 36.83

Source: Central Sensitivity to Management Plan per GYI Board independent voting members’ guidance

Note: Assumes mid-year convention discounting of cash flows for CY2008-CY2012. In perpetuity growth method, mid-year convention is used for discounting of terminal value. In terminal value multiple method, end of year discounting is used for terminal value which is based on LTM 2012 EBITDA. Current and 18-Jan-08 EV/LTM EBITDA based on EBITDA adjusted to exclude one-time items and eso expense.

Financial Analysis 25

Goldman Sachs

Historical vs. Projected Capex and Acquisition Investment

($ in millions)

Historical vs. Projected Capex and Acquisition Investment

Management Plan

2003A 2004A 2005A 2006A 2007A 2008E 2009E 2010E 2011E 2012E ‘03-’07 Average ‘08-’12 Average

Revenue $523.2 $622.3 $733.2 $806.6 $857.6 $940.0 $1,008.0 $1,087.7 $1,163.6 $1,255.7

YoY Growth 13.0% 18.9% 17.8% 10.0% 6.3% 9.6% 7.2% 7.9% 7.0% 7.9% 13.2% 7.9%

Currency Neutral Growth 6.2% 13.8% 16.4% 10.3% 1.8% - - - - - 9.7% -

Capex $35.3 $36.7 $57.8 $61.5 $62.9 $62.6 $62.5 $60.8 $61.2 $61.9 $50.8 $61.8

Capex as % of Sales 6.8% 5.9% 7.9% 7.6% 7.3% 6.7% 6.2% 5.6% 5.3% 4.9% 7.1% 5.7%

Acquisitions $5.5 $25.6 $234.4 $198.3 $254.7 $0.0 $0.0 $0.0 $0.0 $0.0 $143.7 $0.0

Acquisitions as % of Sales 1.1% 4.1% 32.0% 24.6% 29.7% 0.0% 0.0% 0.0% 0.0% 0.0% 18.3% 0.0%

Capex + Acquisitions $40.8 $62.3 $292.2 $259.9 $317.6 $62.6 $62.5 $60.8 $61.2 $61.9 $194.6 $61.8

Capex + Acquisitions as % of Sales 7.8% 10.0% 39.9% 32.2% 37.0% 6.7% 6.2% 5.6% 5.3% 4.9% 25.4% 5.7%

Management Plan Discounted Cash Flow Analysis – Revenue Growth and Capex + Acquisitions Sensitivity1

Normalized Capex plus Acquisitions for Terminal Value FCF

Incremental FY08E-FY12E Annual Revenue Growth Implied Capex

(5.0%) (2.5%) 0.0% 2.5% 5.0%% of ‘12 Rev

$200 $22.55 $25.59 $28.90 $32.47 $36.32 15.9%

$145 27.77 30.81 34.07 37.61 41.44 11.5%

$110 31.09 34.08 37.34 40.87 44.69 8.8%

$76 34.26 37.25 40.49 44.02 47.84 6.1%

$45 37.17 40.14 43.39 46.91 50.74 3.6%

Implied ‘07-’12 Revenue CAGR

2.9% 5.4% 7.9% 10.4% 12.9%

Source: Historical sales, capex and acquisition data per annual public filings. Management Plan estimates per GYI management

1 Assumes mid-year convention discounting for cash flows. Assumes discount rate of 12.0% and perpetuity growth rate of 1.5%. Incremental revenue growth sensitivity shows increase or decrease in revenue growth for each year as assumed in GYI management plan. For example if management plan revenue growth in a given year is 10%, in the (5.0%) revenue growth case, the sensitivity revenue growth is 5%. Change applies to every year of the projected period CY08-CY12. EBIT margins, D&A, capex, working capital as a % of revenue, eso, and tax rates are constant with GYI management plan.

Financial Analysis 26

Goldman Sachs

Gray Page

Financial Analysis 27

Goldman Sachs

Management Plan Estimates per GYI Management

($ in millions except per share amounts)

	2005A	2006A	2007A	2008E	2009E	2010E	2011E	2012E	'07-'12 CAGR	'08-'12 CAGR
Revenue	$733.2	$806.6	$857.6	$940.0	$1,008.0	$1,087.7	$1,163.6	$1,255.7	7.9%	7.5%
Growth %	*17.8%*	*10.0%*	*6.3%*	*9.6%*	*7.2%*	*7.9%*	*7.0%*	*7.9%*		
EBITDA - Adjusted	$285.5	$314.0	$313.6	$343.0	$371.3	$405.1	$440.1	$488.1	9.3%	9.2%
Margin %	*38.9%*	*38.9%*	*36.6%*	*36.5%*	*36.8%*	*37.2%*	*37.8%*	*38.9%*		
Growth %	*26.0%*	*10.0%*	*(0.1%)*	*9.4%*	*8.3%*	*9.1%*	*8.6%*	*10.9%*		
EBIT - Adjusted	$225.4	$226.0	$207.6	$221.8	$255.1	$301.4	$337.9	$389.7	13.4%	15.1%
Margin %	*30.7%*	*28.0%*	*24.2%*	*23.6%*	*25.3%*	*27.7%*	*29.0%*	*31.0%*		
Growth %	*32.9%*	*0.3%*	*(8.1%)*	*6.8%*	*15.0%*	*18.2%*	*12.1%*	*15.3%*		
Unlevered free cash flow	$158.0	$135.1	$176.2	$196.0	$213.4	$235.0	$256.7	$285.4	10.1%	9.8%
Margin %	*21.6%*	*16.8%*	*20.5%*	*20.8%*	*21.2%*	*21.6%*	*22.1%*	*22.7%*		
Growth %	*45.2%*	*(14.5%)*	*30.3%*	*11.3%*	*8.9%*	*10.1%*	*9.2%*	*11.2%*		
Proforma EPS	$2.34	$2.46	$2.22	$2.25	$2.55	$3.15	$3.60	$4.22	13.7%	16.9%
Growth %	*36.0%*	*5.1%*	*(9.8%)*	*1.6%*	*13.0%*	*23.6%*	*14.3%*	*17.2%*		

Source: Management plan estimates per GYI management
Note: Proforma EPS excludes one-time items.

Financial Analysis 28

Goldman Sachs

Illustrative Present Value of Future Stock Prices

($ per share)

Management Plan Estimates per GYI Management – '08-'12 CAGR : 16.9%

1 Year Forward P/E Multiple	Today	PV of '09E Share Price	PV of '10E Share Price	PV of '11E Share Price	PV of '12E Share Price
	FY '08 EPS	FY '09 EPS	FY '10 EPS	FY '11 EPS	FY '12 EPS
	$ 2.25	$ 2.55	$ 3.15	$ 3.60	$ 4.22
10.0 x	$22.54	$22.47	$24.50	$24.70	$25.53
11.0 x	24.80	24.71	26.95	27.18	28.09
12.0 x	27.05	26.96	29.40	29.65	30.64
13.0 x	29.31	29.21	31.85	32.12	33.19
14.0 x	31.56	31.45	34.30	34.59	35.75
15.0 x	33.82	33.70	36.75	37.06	38.30
16.0 x	36.07	35.95	39.20	39.53	40.85

IBES Estimates – 5 Year IBES EPS CAGR: 10.0%

1 Year Forward P/E Multiple	Today	PV of '09E Share Price
	FY '08 EPS	FY '09 EPS
	$ 2.03	$ 2.14
10.0 x	$20.30	$18.88
11.0 x	$22.33	$20.77
12.0 x	$24.36	$22.66
13.0 x	$26.39	$24.54
14.0 x	$28.42	$26.43
15.0 x	$30.45	$28.32
16.0 x	$32.48	$30.21

Source: Management plan estimates per GYI management. Street per IBES median estimates.
Note: Assumes illustrative cost of equity discount rate of 13.35% based on risk free rate of 4.82% (10 year average of 10 year Treasury as of 22-Feb-2008), risk premium of 5.16% (Ibbotson) and beta of 1.65 (Barra historical beta)

Financial Analysis 29

Goldman Sachs

Illustrative 5 - Year Discounted Cash Flow Analysis

Management Plan Estimates per GYI Management

($ per share)

EV/LTM EBITDA (adj) Multiples

Current (22-Feb-08) 4.7 x

Undist Price (18-Jan-08) 4.2 x

Perpetuity Growth Method – Financial Sensitivity

WACC

Terminal Growth Rate

1.0% 1.5% 2.0% 2.5% 3.0%

10.0% $ 47.67 $ 49.70 $ 51.99 $ 54.58 $ 57.54

11.0% 43.02 44.61 46.37 48.34 50.56

12.0% 39.22 40.49 41.88 43.42 45.13

13.0% 36.05 37.09 38.21 39.43 40.78

14.0% 33.37 34.22 35.14 36.14 37.23

Perpetuity Growth Method – Operating Sensitivity1

Incremental FY08E-FY12E Operating Margin

Incremental FY08E-FY12E Annual Revenue Growth

(5.0%) (2.5%) 0.0% 2.5% 5.0%

(5.0%) $29.41 $31.92 $34.62 $37.55 $40.72

(2.5%) 31.85 34.58 37.56 40.78 44.28

0.0% 34.26 37.25 40.49 44.02 47.84

2.5% 36.67 39.90 43.42 47.25 51.40

5.0% 39.07 42.55 46.35 50.48 54.96

Implied FY08E-FY12E Revenue CAGR

2.9% 5.4% 7.9% 10.4% 12.9%

Terminal Value Multiple Method – Financial Sensitivity

WACC

Terminal Multiple of 2012E EBITDA

4.5x 5.5x 6.5x 7.5x

10.0% $ 37.77 $ 42.63 $ 47.49 $ 52.34

11.0% 36.47 41.12 45.76 50.40

12.0% 35.23 39.68 44.12 48.56

13.0% 34.05 38.31 42.56 46.81

14.0% 32.93 37.01 41.08 45.14

Terminal Value Multiple Method – Operating Sensitivity2

Incr. FY08E-FY12E Operating Margin

Incremental FY08E-FY12E Annual Revenue Growth

(5.0%) (2.5%) 0.0% 2.5% 5.0%

(5.0%) $29.77 $32.01 $34.43 $37.07 $39.93

(2.5%) 31.95 34.40 37.06 39.95 43.09

0.0% 34.11 36.78 39.68 42.83 46.26

2.5% 36.28 39.16 42.30 45.72 49.43

5.0% 38.43 41.54 44.92 48.60 52.59

Implied ‘07-‘12 Revenue CAGR

2.9% 5.4% 7.9% 10.4% 12.9%

Source: Management Plan estimates per GYI management

Note: Assumes mid-year convention discounting of cash flows for CY2008-CY2012. In perpetuity growth method, mid-year convention is used for discounting of terminal value. In terminal value multiple method, end of year discounting is used for terminal value which is based on LTM 2012 EBITDA For example if management plan revenue growth in a given year is 10% and operating margin is 30%, in the (5.0%) case revenue growth and (5.0%) operating margin case, the sensitivity revenue growth is 5% and operating margin is 25%. The change applies to every year of the projected period CY2008-CY2012. Gross margins, D&A, capex, working capital as a % of revenue, eso, and tax rates are constant with GYI management plan estimates for ‘08-’12. Current and 18-Jan-08 EV/LTM EBITDA based on EBITDA adjusted to exclude one-time items and eso expense.

1 Assumes discount rate of 12.0% and 1.5% perpetuity growth.

2 Assumes discount rate of 12.0% and exit LTM EBITDA multiple of 5.5x.

Financial Analysis 30

Goldman Sachs

Illustrative 5 - Year Discounted Cash Flow Analysis

Revenue & Operating Margin Sensitivities to Management Plan per GYI Board Independent

Voting Members’ Guidance

($ in millions)

EV/LTM EBITDA (adj) Multiples

Current (22-Feb-08) 4.7 x

Undist Price (18-Jan-08) 4.2 x

(2.5)% Revenue & (2.5)% Operating Margin

WACC

Terminal Multiple of 2012E EBITDA

4.5x 5.5x 6.5x 7.5x

10.0% $ 32.77 $ 36.93 $ 41.09 $ 45.24

11.0% 31.65 35.63 39.61 43.58

12.0% 30.58 34.40 38.20 42.00

13.0% 29.56 33.22 36.86 40.49

14.0% 28.58 32.10 35.59 39.07

(5.0)% Revenue & (2.5)% Operating Margin

WACC

Terminal Multiple of 2012E EBITDA

4.5x 5.5x 6.5x 7.5x

10.0% $ 30.47 $ 34.28 $ 38.09 $ 41.88

11.0% 29.42 33.09 36.73 40.35

12.0% 28.43 31.95 35.43 38.91

13.0% 27.49 30.87 34.20 37.53

14.0% 26.59 29.83 33.03 36.21

(2.5)% Revenue & (5.0)% Operating Margin

WACC

Terminal Multiple of 2012E EBITDA

4.5x 5.5x 6.5x 7.5x

10.0% $ 30.48 $ 34.37 $ 38.26 $ 42.13

11.0% 29.42 33.16 36.88 40.58

12.0% 28.42 32.01 35.57 39.11

13.0% 27.46 30.92 34.32 37.71

14.0% 26.55 29.86 33.13 36.38

(5.0)% Revenue & (5.0)% Operating Margin

WACC

Terminal Multiple of 2012E EBITDA

4.5x 5.5x 6.5x 7.5x

10.0% $ 28.36 $ 31.96 $ 35.52 $ 39.08

11.0% 27.39 30.85 34.25 37.65

12.0% 26.47 29.77 33.04 36.30

13.0% 25.59 28.75 31.90 35.01

14.0% 24.75 27.78 30.80 33.78

Source: Management plan per GYI management adjusted for incremental annual revenue growth and operating margin sensitivities per GYI Board independent voting members’ guidance

Note: Assumes Terminal Value Multiple Method. Assumes mid-year convention discounting for cash flows in CY08-CY12. Terminal value based on LTM EBITDA in year 5 is discounted 5 years. Incremental revenue growth and operating margin sensitivities show increase or decrease for each year relative to Management Plan estimates per GYI Management. For example if management plan revenue growth in a given year is 10% and operating margin is 30%, in the (5.0%) case revenue growth and (5.0%) operating margin case, the sensitivity revenue growth is 5% and operating margin is 25%. The change applies to every year of the projected period CY2008-CY2012. Gross margins, D&A, capex, working capital as a % of revenue, eso, and tax rates are constant with GYI management plan estimates for ‘08-‘12. Current and 18-Jan-08 EV/LTM EBITDA based on EBITDA adjusted to exclude one-time items and eso expense.

Financial Analysis 31

Goldman Sachs

IV. LBO Analysis

LBO Analysis 32

Goldman Sachs

Illustrative LBO Credit Statistics

Central Sensitivity to Management Plan per GYI Board Independent Voting Members’ Guidance

($ in millions)

2004 2005 2006 2007A 2008E 2009E 2010E 2011E 2012E

Total Revenue $622.3 $733.2 $806.6 $857.6 $918.6 $950.6 $990.1 $1,022.1 $1,064.7

Revenue growth 17.8% 10.0% 6.3% 7.1% 3.5% 4.2% 3.2% 4.2%

GAAP EBITDA $224.4 $284.2 $297.1 $293.5 $303.7 $300.9 $320.2 $339.3 $367.1

Non-Cash Compensation $0.6 $1.3 $15.3 $14.0 $19.8 $20.2 $20.7 $21.3 $21.8

One-Time Items1 $1.5 $0.0 $1.6 $6.0

Pro Forma Adjusted EBITDA $226.5 $285.5 $314.0 $313.6 $323.5 $321.1 $340.9 $360.6 $388.8

EBITDA margin 36.4% 38.9% 38.9% 36.6% 35.2% 33.8% 34.4% 35.3% 36.5%

Free Cash Flow: Pro Forma

PF Adj. EBITDA $313.6 $323.5 $321.1 $340.9 $360.6 $388.8

Interest Expense 75.2 70.0 60.1 52.3 39.5 22.5

Interest Income 1.8 1.8 1.8 1.8 1.8 1.8

Cash Interest Expense, net 73.4 68.3 58.3 50.5 37.8 20.7

Cash Taxes 50.4 49.2 53.1 65.7 77.9 95.2

Capex 62.9 62.6 62.5 60.8 61.2 61.9

Increase in Working Capital (3.4) 1.2 0.8 1.0 0.8 1.1

Free Cash Flow for Debt Service $130.3 $142.1 $146.4 $162.8 $183.0 $210.0

Cumulative Free Cash Flow for Debt Service $142.1 $288.5 $451.3 $634.3 $844.2

Capitalization and Credit Statistics:

Revolver $0.0 $0.0 $0.0 $0.0 $0.0 $0.0

New Senior Secured Facility 2 970.0 827.9 681.5 518.7 335.7 125.8

Total Debt $970.0 $827.9 $681.5 $518.7 $335.7 $125.8

PF Adj. EBITDA / Interest Expense 4.2x 4.6x 5.3x 6.5x 9.1x 17.3x

(PF Adj. EBITDA - Capex) / Interest Expense 3.3x 3.7x 4.3x 5.4x 7.6x 14.6x

Senior Secured Debt / PF Adj. EBITDA 3.1x 2.6x 2.1x 1.5x 0.9x 0.3x

Total Debt / PF Adj. EBITDA 3.1x 2.6x 2.1x 1.5x 0.9x 0.3x

Total Debt / (PF Adj. EBITDA - Capex) 3.9x 3.2x 2.6x 1.9x 1.1x 0.4x

Total Net Debt / PF Adj. EBITDA 2.9x 2.4x 2.0x 1.4x 0.8x 0.2x

Source: Central Sensitivity to Management Plan per GYI Board independent voting members’ guidance. Balance sheet as of December 31, 2007 per GYI management. LIBOR for 2008-2012 based on forward curve per Bloomberg as of 22-Feb-2008

Note: 2004-2006 figures reflect restated numbers; 2007 actuals are preliminary pre-audit figures per GYI management. Pro forma adjusted EBITDA adds back eso and one-time items. Pro forma adjusted EBITDA does not adjust for full year impact of acquisitions.

1 Includes expenses due to exchange fees related to the exchange of debentures (2004), stock option expense review (2006-2007), deal costs relating to aborted acquisition of Jupiter Media (2007) and fees related to potential transaction (2007).

2 Assumes 3.1x LTM EBITDA (adj) (Dec-2007) Bank Debt per H&F proposal ($970mm of total senior debt) at L+450bps (LIBOR floor of 3.25%).

LBO Analysis 33

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Preliminary LBO Returns Analysis

IRR Sensitivity to Offer Price and LTM Exit Multiple

Central Sensitivity to Mgmt Plan per GYI Board Independent Voting Members’ Guidance – 3.1x 2007A EBITDA (adj) Multiple

5% Equity Allocation to Employees

Exit LTM EBITDA Multiple

Offer Price

5.8 x 6.2 x 6.6 x 7.0 x 7.3 x

LTM EBITDA Mult.

% Premium 22.7% 30.9% 39.1% 47.2% 55.4%

$ 30.00 $ 32.00 $ 34.00 $ 36.00 $ 38.00

4.5x 10.6% 7.9% 5.6% 3.5% 1.7%

5.5x 15.3% 12.5% 10.1% 8.0% 6.0%

6.5x 19.3% 16.5% 14.0% 11.7% 9.8%

7.5x 22.9% 20.0% 17.4% 15.1% 13.0%

10% Equity Allocation to Employees

Exit LTM EBITDA Multiple

Offer Price

5.8 x 6.2 x 6.6 x 7.0 x 7.3 x

LTM EBITDA Mult.

% Premium 22.7% 30.9% 39.1% 47.2% 55.4%

$ 30.00 $ 32.00 $ 34.00 $ 36.00 $ 38.00

4.5x 9.4% 6.8% 4.5% 2.4% 0.6%

5.5x 14.1% 11.3% 8.9% 6.8% 4.9%

6.5x 18.1% 15.2% 12.7% 10.5% 8.6%

7.5x 21.6% 18.7% 16.1% 13.8% 11.8%

15% Equity Allocation to Employees

Exit LTM EBITDA Multiple

Offer Price

5.8 x 6.2 x 6.6 x 7.0 x 7.3 x

LTM EBITDA Mult.

% Premium 22.7% 30.9% 39.1% 47.2% 55.4%

$ 30.00 $ 32.00 $ 34.00 $ 36.00 $ 38.00

4.5x 8.1% 5.5% 3.3% 1.3% (0.5%)

5.5x 12.8% 10.0% 7.7% 5.6% 3.7%

6.5x 16.7% 13.9% 11.5% 9.3% 7.3%

7.5x 20.2% 17.3% 14.8% 12.6% 10.6%

Source: Central Sensitivity to Management Plan per GYI Board independent voting members’ guidance

Note: Assumes LIBOR floor of 3.25%, $50mm minimum cash balance, and exit in year five. Assumes 3.1x LTM EBITDA (adj) (Dec-2007) Bank Debt per H&F proposal ($970mm of total senior debt) at L+450bps.

LBO Analysis 34

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Gray Page

LBO Analysis 35

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Illustrative LBO Credit Statistics

Management Plan ($ in millions)

2004 2005 2006 2007A 2008E 2009E 2010E 2011E 2012E

Total Revenue $622.3 $733.2 $806.6 $857.6 $940.0 $1,008.0 $1,087.7 $1,163.6 1,255.7

Revenue growth 17.8% 10.0% 6.3% 9.6% 7.2% 7.9% 7.0% 7.9%

GAAP EBITDA $224.4 $284.2 $297.1 $293.5 $323.2 $351.1 $384.3 $418.8 $466.3

Non-Cash Compensation $0.6 $1.3 $15.3 $14.0 $19.8 $20.2 $20.7 $21.3 $21.8

One-Time Items1 $1.5 $0.0 $1.6 $6.0

Pro Forma Adjusted EBITDA $226.5 $285.5 $314.0 $313.6 $343.0 $371.3 $405.1 $440.1 $488.1

EBITDA margin 36.4% 38.9% 38.9% 36.6% 36.5% 36.8% 37.2% 37.8% 38.9%

Free Cash Flow: Pro Forma

PF Adj. EBITDA $313.6 $343.0 $371.3 $405.1 $440.1 $488.1

Interest Expense 75.2 69.6 57.9 46.5 28.8 9.5

Interest Income 1.8 1.8 1.8 1.8 1.8 3.4

Cash Interest Expense, net 73.4 67.8 56.1 44.8 27.1 6.1

Cash Taxes 50.4 56.7 72.4 90.6 109.9 135.6

Capex 62.9 62.6 62.5 60.8 61.2 61.9

Increase in Working Capital (3.4) 1.7 1.8 2.1 2.0 2.4

Free Cash Flow for Debt Service $130.3 $154.1 $178.6 $206.8 $239.9 $282.0

Cumulative Free Cash Flow for Debt Service $154.1 $332.7 $539.5 $779.4 $1,061.5

Capitalization and Credit Statistics:

Revolver $0.0 $0.0 $0.0 $0.0 $0.0 $0.0

New Senior Secured Facility 2 970.0 815.9 637.3 430.5 190.6 0.0

Total Debt $970.0 $815.9 $637.3 $430.5 $190.6 $0.0

PF Adj. EBITDA / Interest Expense 4.2x 4.9x 6.4x 8.7x 15.3x 51.4x

(PF Adj. EBITDA - Capex) / Interest Expense 3.3x 4.0x 5.3x 7.4x 13.1x 44.9x

Senior Secured Debt / PF Adj. EBITDA 3.1x 2.4x 1.7x 1.1x 0.4x 0.0x

Total Debt / PF Adj. EBITDA 3.1x 2.4x 1.7x 1.1x 0.4x 0.0x

Total Debt / (PF Adj. EBITDA - Capex) 3.9x 2.9x 2.1x 1.3x 0.5x 0.0x

Total Net Debt / PF Adj. EBITDA 2.9x 2.2x 1.6x 0.9x 0.3x -0.3x

Source: Management Plan estimates per GYI management. Balance sheet as of December 31, 2007 per GYI management. LIBOR for 2008-2012 based on forward curve per Bloomberg as of 22-Feb-2008

Note: 2004-2006 figures reflect restated numbers; 2007 actuals are preliminary pre-audit figures per GYI management. Pro forma adjusted EBITDA adds back eso and one-time items. Pro forma adjusted EBITDA does not adjust for full year impact of acquisitions.

1 Includes expenses due to exchange fees related to the exchange of debentures (2004), stock option expense review (2006-2007), deal costs relating to aborted acquisition of Jupiter Media (2007) and fees related to potential transaction (2007).

2 Assumes 3.1x LTM EBITDA (adj) (Dec-2007) Bank Debt per H&F proposal ($970mm of total senior debt) at L+450bps (LIBOR floor of 3.25%)

LBO Analysis 36

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Preliminary LBO Returns Analysis

IRR Sensitivity to Offer Price and LTM Exit Multiple

Management Plan – 3.1x 2007A EBITDA (adj) Multiple

5% Equity Allocation to Employees

Exit LTM EBITDA Multiple

Offer Price

5.8 x 6.2 x 6.6 x 7.0 x 7.3 x

LTM EBITDA Mult. % Premium 22.7% 30.9% 39.1% 47.2% 55.4%

$ 30.00 $ 32.00 $ 34.00 $ 36.00 $ 38.00

4.5x 18.2% 15.4% 12.9% 10.7% 8.7%

5.5x 22.8% 19.8% 17.2% 15.0% 12.9%

6.5x 26.8% 23.7% 21.0% 18.7% 16.6%

7.5x 30.3% 27.2% 24.4% 22.0% 19.8%

10% Equity Allocation to Employees

Exit LTM EBITDA Multiple

Offer Price

5.8 x 6.2 x 6.6 x 7.0 x 7.3 x

LTM EBITDA Mult. % Premium 22.7% 30.9% 39.1% 47.2% 55.4%

$ 30.00 $ 32.00 $ 34.00 $ 36.00 $ 38.00

4.5x 16.9% 14.1% 11.7% 9.5% 7.6%

5.5x 21.5% 18.5% 16.0% 13.7% 11.7%

6.5x 25.4% 22.4% 19.7% 17.4% 15.3%

7.5x 28.9% 25.8% 23.1% 20.7% 18.5%

15% Equity Allocation to Employees

Exit LTM EBITDA Multiple

Offer Price

5.8 x 6.2 x 6.6 x 7.0 x 7.3 x

LTM EBITDA Mult. % Premium 22.7% 30.9% 39.1% 47.2% 55.4%

$ 30.00 $ 32.00 $ 34.00 $ 36.00 $ 38.00

4.5x 15.6% 12.8% 10.4% 8.3% 6.3%

5.5x 20.1% 17.2% 14.7% 12.4% 10.4%

6.5x 24.0% 21.0% 18.4% 16.1% 14.0%

7.5x 27.4% 24.4% 21.7% 19.3% 17.2%

Source: Management plan estimates per GYI management

Note: Assumes LIBOR floor of 3.25%, $50mm minimum cash balance, and exit in year five. Assumes 3.1x LTM EBITDA (adj) (Dec-2007) Bank Debt per H&F proposal ($970mm of total senior debt) at L+450bps.

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Appendix A: Additional Financial Sensitivities

Additional Financial Sensitivities 38

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Revenue and Operating Margin Sensitivities

Per GYI Board Independent Voting Members' Guidance

(2.5)% Revenue & (2.5)% Operating Margin

	2005A	2006A	2007A	2008E	2009E	2010E	2011E	2012E	07-'12 CAGR
Revenue	$733.2	$806.6	$857.6	$918.6	$962.1	$1,014.1	$1,059.4	$1,116.9	5.4%
Growth %	17.8%	10.0%	6.3%	7.1%	4.7%	5.4%	4.5%	5.4%	
EBIT - Adjusted	$225.4	$226.0	$207.6	$193.7	$219.4	$255.7	$281.2	$318.7	9.0%
Margin %	30.7%	28.0%	24.2%	21.1%	22.8%	25.2%	26.5%	28.5%	
Growth %	32.9%	0.3%	(8.1%)	(6.7%)	13.2%	16.5%	10.0%	13.3%	

(5.0)% Revenue & (2.5)% Operating Margin

	2005A	2006A	2007A	2008E	2009E	2010E	2011E	2012E	07-'12 CAGR
Revenue	$733.2	$806.6	$857.6	$897.1	$917.2	$943.8	$962.5	$990.6	2.9%
Growth %	17.8%	10.0%	6.3%	4.6%	2.2%	2.9%	2.0%	2.9%	
EBIT - Adjusted	$225.4	$226.0	$207.6	$189.2	$209.2	$238.0	$255.4	$282.6	6.4%
Margin %	30.7%	28.0%	24.2%	21.1%	22.8%	25.2%	26.5%	28.5%	
Growth %	32.9%	0.3%	(8.1%)	(8.8%)	10.5%	13.8%	7.3%	10.7%	

(2.5)% Revenue & (5.0)% Operating Margin

	2005A	2006A	2007A	2008E	2009E	2010E	2011E	2012E	07-'12 CAGR
Revenue	$733.2	$806.6	$857.6	$918.6	$962.1	$1,014.1	$1,059.4	$1,116.9	5.4%
Growth %	17.8%	10.0%	6.3%	7.1%	4.7%	5.4%	4.5%	5.4%	
EBIT - Adjusted	$225.4	$226.0	$207.6	$170.8	$195.4	$230.3	$254.7	$290.8	7.0%
Margin %	30.7%	28.0%	24.2%	18.6%	20.3%	22.7%	24.0%	26.0%	
Growth %	32.9%	0.3%	(8.1%)	(17.7%)	14.4%	17.9%	10.6%	14.2%	

(5.0)% Revenue & (5.0)% Operating Margin

	2005A	2006A	2007A	2008E	2009E	2010E	2011E	2012E	07-'12 CAGR
Revenue	$733.2	$806.6	$857.6	$897.1	$917.2	$943.8	$962.5	$990.6	2.9%
Growth %	17.8%	10.0%	6.3%	4.6%	2.2%	2.9%	2.0%	2.9%	
EBIT - Adjusted	$225.4	$226.0	$207.6	$166.8	$186.2	$214.4	$231.4	$257.9	4.4%
Margin %	30.7%	28.0%	24.2%	18.6%	20.3%	22.7%	24.0%	26.0%	
Growth %	32.9%	0.3%	(8.1%)	(19.6%)	11.7%	15.1%	7.9%	11.5%	

Source: Management plan per GYI management adjusted for incremental annual revenue growth and operating margin sensitivities per GYI Board independent voting members' guidance. Street estimates per IBES median estimates

Note: Incremental revenue growth and operating margin sensitivities show increase or decrease for each year relative to Management Plan estimates per GYI Management. For example if management plan revenue growth in a given year is 10% and operating margin is 30%, in the (5.0%) case revenue growth and (5.0%) operating margin case, the sensitivity revenue growth is 5% and operating margin is 25%. The change applies to every year of the projected period CY2008-CY2012. Gross margins, D&A, capex, working capital as % of revenue, eso, and tax rates are constant with GYI management plan estimates for '08-'12

Additional Financial Sensitivities 39

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Revenue and Operating Margin Sensitivities

FX Adjusted Management Plans

10% FX Adjusted

	2005A	2006A	2007A	2008E	2009E	2010E	2011E	2012E	'07E -'12E CAGR
Revenue	$ 733.2	$ 806.6	$ 857.6	$ 886.6	$ 950.9	$ 1,026.3	$ 1,097.7	$ 1,184.1	6.7%
Growth %	17.8%	10.0%	6.3%	3.4%	7.3%	7.9%	7.0%	7.9%	
EBIT - Adjusted	$ 225.4	$ 226.0	$ 207.6	$ 198.4	$ 229.7	$ 274.0	$ 308.0	$ 356.7	11.4%
Margin %	30.7%	28.0%	24.2%	22.4%	24.2%	26.7%	28.1%	30.1%	
Growth %	32.9%	0.3%	(8.1%)	(4.4%)	15.8%	19.3%	12.4%	15.8%	

20% FX Adjusted

	2005A	2006A	2007A	2008E	2009E	2010E	2011E	2012E	'07E -'12E CAGR
Revenue	$ 733.2	$ 806.6	$ 857.6	$ 832.8	$ 893.8	$ 964.8	$ 1,031.7	$ 1,112.5	5.3%
Growth %	17.8%	10.0%	6.3%	(2.9%)	7.3%	7.9%	6.9%	7.8%	
EBIT - Adjusted	$ 225.4	$ 226.0	$ 207.6	$ 171.1	$ 200.4	$ 241.9	$ 273.2	$ 318.2	8.9%
Margin %	30.7%	28.0%	24.2%	20.5%	22.4%	25.1%	26.5%	28.6%	
Growth %	32.9%	0.3%	(8.1%)	(17.6%)	17.1%	20.7%	12.9%	16.5%	

30% FX Adjusted

	2005A	2006A	2007A	2008E	2009E	2010E	2011E	2012E	'07E -'12E CAGR
Revenue	$ 733.2	$ 806.6	$ 857.6	$ 779.1	$ 836.7	$ 903.4	$ 965.8	$ 1,040.9	4.0%
Growth %	17.8%	10.0%	6.3%	(9.2%)	7.4%	8.0%	6.9%	7.8%	
EBIT - Adjusted	$ 225.4	$ 226.0	$ 207.6	$ 143.9	$ 171.0	$ 209.8	$ 238.3	$ 279.7	6.1%
Margin %	30.7%	28.0%	24.2%	18.5%	20.4%	23.2%	24.7%	26.9%	
Growth %	32.9%	0.3%	(8.1%)	(30.7%)	18.9%	22.7%	13.6%	17.4%	

Source: Management Plan per GYI management adjusted for effect of 10%, 20% and 30% strengthening of USD on revenue and expenses in 2008 and same growth rates as the management plan thereafter. Effects of FX adjustment are per GYI management. Management Plan uses the average of November 2007 USD/Eur exchange rates for projection period.

Additional Financial Sensitivities 40

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Appendix B: Additional Exhibits

Additional Exhibits 41

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Weighted Average Cost of Capital
Methodology

Unlevered Beta Calculation

	Market Values		Levered Beta (2)	Tax Rate	Net Debt(1-t) / Equity	1+ Net Debt(1-t) / Equity	(Levered Beta) / 1+ Net Debt(1-t) / Equity
	Equity (1)	Debt					
Omnicom Group Inc.	$ 15,165	$ 3,207	**1.23**	35%	0.11	1.11	**1.11**
Interpublic Group of Companies Inc	4,002	2,606	**1.55**	35%	0.17	1.17	**1.32**
Adobe Systems Inc.	20,281	0	**1.68**	35%	(0.06)	0.94	**1.79**
Avid Technology Inc.	1,005	0	**1.24**	35%	(0.13)	0.87	**1.42**
					Median Asset Beta:		**1.37**

Implied WACC using Median Asset Beta

	Risk Free Rate (3)	Risk Premium (4)	Levered Beta	Cost of Debt	Cost of Equity	Debt Capitalization	Equity Capitalization	WACC
Getty Images	**4.82%**	**5.16%**	**1.36**	**8.50%**	**11.83%**	**17.01%**	**82.99%**	**10.75%**

Implied WACC using Getty Historical Beta

	Risk Free Rate (3)	Risk Premium (4)	Levered Beta	Cost of Debt	Cost of Equity	Debt Capitalization	Equity Capitalization	WACC
Getty Images	**4.82%**	**5.16%**	**1.65**	**8.50%**	**13.35%**	**17.01%**	**82.99%**	**12.02%**

[1] *Market Values as of 22-Feb-2008.*
[2] *Historical Barra levered Beta.*
[3] *Risk Free Rate calculated as 10 year average of 10 year Treasury as of 22-Feb-2008.*
[4] *Equity Risk Premium per Ibbotson Long Horizon Equity Risk Premium.*
Note: All market values in U.S. dollars; Harte Hanks not included in the WACC analysis because of lack of meaningful data. WPP not included in the WACC analysis because their levered beta was not available.

Additional Exhibits 42

Goldman Sachs

Selected Newspaper and Music Transactions

2003 - Present

Median = 10.5x

19.8x 10.3x 9.4x 10.7x 8.8x 11.3x 9.1x 11.2x 14.1x 8.3x

Trailing EBITDA Multiple Dow Jones/News Corp Gannett Media / GateHouse (4 dailies) Tribune ESOP LBO GateHouse Media / Copley Press (7 dailies, 2 weeklies) Star McClatchy / Avista (Minneapolis Tribune) DJ (Loc Pap) / Community Loc Invstr / Phila. Inq & Daily News (McClatchy) The McClatchy / Company Knight Ridder Lee / Enterprises Pulitzer Edgar Bronfman, THLee, Bain, Provid / Warn Music Grp (Time Warn)

Ann. Date EV ($mm) May- 2007 Apr- 2007 Apr- 2007 Mar- 2007 Dec- 2006 Oct- 2006 May- 2006 Mar- 2006 Jan- 2005 Nov- 2003

$5,766 $410 $12,941 $380 $530 $283 $562 $6,680 $1,481 $2,600

Newspaper Music

Source: Public filings, press releases and external research reports Note: Trailing EBITDA multiple is EV to LTM EBITDA

Additional Exhibits 43

Goldman Sachs

Appendix C: Leveraged Recapitalization / Stock Buyback Analysis

Leveraged Recapitalization / Stock Buyback Analysis 44

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Levered Recap Alternatives

Central Sensitivity to Management Plan per GYI Board Independent Voting Members' Guidance

($ in millions)

Increasing Leverage →

Description	Status Quo	Case 1	Case 2
	$385mm total debt Refinance extant convert and line of credit	**$630mm total debt** 2x LTM EBITDA Leverage	**$940mm total debt** 3x LTM EBITDA Leverage
Illustrative Cost of Debt[1]	L+325bps	L+325bps, 96 OID	L+375bps, 96 OID
Repurchase	$0	$220	$517
One Time Repurchase as % of Market Cap[2]	NA	14.7%	34.7%
PF Cash Balance	$364	$364	$364
Total Gross Debt	$385	$630	$940
Pro Forma Debt / LTM EBITDA (adj) (2007A)	1.2x	2.0x	3.0x
Illustrative Premia Paid	N/A	15%	20%
EPS Impact			
CY'08 /'12 Acc /(Dil)		3.7% / 5.7%	7.5% / 13.6%
'08-'12 EPS CAGR	10.9%	11.5%	12.5%

Soure: Central Sensitivity to Management Plan per GYI Board independent voting members' guidance. Status quo cash and debt as of December 31, 2007 balance sheet per GYI management. LIBOR for 2008-2012 based on forward curve per Bloomberg as of 22-Feb-2008

Note: Repurchase as % of market cap as of 22-Feb-08. Status quo scenario assumes $385mm refinancing (for extant convertible, potential related taxes, and line of credit) takes place at the end of Q1 2008. Potential related taxes assumed to be $40mm per GYI management. Case 1 and Case 2 financings assumed to take place at the end of Q1 2008

[1] *Assumes LIBOR floor of 3.25%*

[2] *As of February 22, 2008*

Leveraged Recapitalization / Stock Buyback Analysis 45

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Illustrative EPS Impact of Recapitalization

Central Sensitivity to Management Plan per GYI Board Independent Voting Members' Guidance

Summary EPS Accretion Analysis

	FY2008E	FY2009E	FY2010E	FY2011E	FY2012E	'08-'12 EPS CAGR
Status Quo EPS	$ 2.05	$ 2.01	$ 2.44	$ 2.71	$ 3.10	10.9%
YoY Growth	*(7.7%)*	*(1.8%)*	*21.3%*	*11.1%*	*14.2%*	
2x LTM EBITDA Leverage						
Pro Forma EPS	$ 2.12	$ 2.10	$ 2.56	$ 2.85	$ 3.28	11.5%
YoY Growth	*(4.4%)*	*(1.1%)*	*21.9%*	*11.3%*	*15.2%*	
Accretion/Dilution	3.7%	4.6%	5.0%	5.2%	5.7%	
3x LTM EBITDA Leverage						
Pro Forma EPS	$ 2.20	$ 2.20	$ 2.71	$ 3.03	$ 3.53	12.5%
YoY Growth	*(0.9%)*	*(0.2%)*	*23.4%*	*11.8%*	*16.4%*	
Accretion/Dilution	7.5%	9.5%	11.2%	11.9%	13.6%	

Source: Central Sensitivity to Management Plan estimates per GYI Board independent voting members' guidance adjusted for Status Quo, Case 1 and Case 2 refinancing/recapitalization scenarios

Leveraged Recapitalization / Stock Buyback Analysis 46

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Illustrative Value Impact of Recapitalization

Central Sensitivity to Management Plan per GYI Board Independent Voting Members’ Guidance

EPS Impact: 2008E-2012E

$ 3.80

$ 3.60

$ 3.40

$ 3.20

$ 3.00

$ 2.80

$ 2.60

$ 2.40

$ 2.20

$ 2.00

$ 1.80

$ 2.12

$ 2.20

$ 2.05

$ 2.20

$ 2.01

$ 2.10

$ 2.71

$ 2.56

$ 2.44

$ 3.03

$ 2.85

$ 2.71

$ 3.53

$ 3.28

$ 3.10

FY2008E FY2009E FY2010E

2x LTM EBITDA Leverage 3x LTM EBITDA Leverage Status Quo EPS

Stock Price Sensitivity – Present Value

Stock Price Sensitivity

‘08 EPS 10.0 x P/E 12.0 x 14.0 x 16.0 x

Status Quo $ 2.05 $ 20.50 $ 24.59 $ 28.69 $ 32.79

2x LTM EBITDA Leverage $ 2.12 21.21 25.46 29.70 $ 33.94

3x LTM EBITDA Leverage $ 2.20 22.00 26.40 30.79 $ 35.19

Stock Price Sensitivity

‘10 EPS 10.0 x 12.0 x 14.0 x P/E1 16.0 x

Status Quo $ 2.44 $ 19.00 $ 22.80 $ 26.60 $ 30.40

2x LTM EBITDA Leverage $ 2.56 $ 19.91 $ 23.90 $ 27.88 $ 31.86

3x LTM EBITDA Leverage $ 2.71 $ 21.09 $ 25.31 $ 29.53 $ 33.74

Source: Central Sensitivity to Management Plan per GYI Board independent voting members’ guidance adjusted for Status Quo, Case 1 and Case 2 refinancing/recapitalization scenarios

Note: Present value of 2010 share price based on discount rate of 13.4% (risk free rate of 4.82% (10 year Treasury as of 22-Feb-2008), risk premium of 5.16% (Ibbotson) and beta of 1.65 (Barra historical beta))

Leveraged Recapitalization / Stock Buyback Analysis 47

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Gray Page

Leveraged Recapitalization / Stock Buyback Analysis 48

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Goldman Sachs

Levered Recap Alternatives

Management Plan

($ in millions)

Increasing Leverage →

Description	Status Quo **$385mm total debt** Refinance extant convert and line of credit	Case 1 **$630mm total debt** 2x LTM EBITDA Leverage	Case 2 **$940mm total debt** 3x LTM EBITDA Leverage
Illustrative Cost of Debt[1]	L+325bps	L+325bps, 96 OID	L+375bps, 96 OID
Repurchases	$0	$220	$517
One Time Repurchase as % of Market Cap[2]	NA	14.7%	34.7%
PF Cash Balance	$364	$364	$364
Total Gross Debt	$385	$630	$940
Pro Forma Debt / LTM EBITDA (2007A)	1.2x	2.0x	3.0x
Illustrative Premia Paid	N/A	15%	20%
EPS Impact			
CY'08 /'12 Acc /(Dil)		4.3% / 7.9%	9.3% / 20.3%
'08-'12 EPS CAGR	16.9%	18.0%	19.8%

Soure: Management Plan per GYI Management. Status quo cash and debt as of December 31, 2007 balance sheet per GYI management. LIBOR for 2008-2012 based on forward curve per Bloomberg as of 22-Feb-2008

Note: Repurchase as % of market cap as of 22-Feb-08. Status quo scenario assumes $385mm refinancing (for extant convertible, potential related taxes, and line of credit) takes place at the end of Q1 2008. Potential related taxes assumed to be $40mm per GYI management. Case 1 and Case 2 financings assumed to take place at the end of Q1 2008

[1] *Assumes LIBOR floor of 3.25%*

[2] *As of February 22, 2008*

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Goldman Sachs

Illustrative EPS Impact of Recapitalization

Management Plan

Summary EPS Accretion Analysis

	FY2008E	FY2009E	FY2010E	FY2011E	FY2012E	'08-'12 EPS CAGR
Status Quo EPS	$ 2.25	$ 2.55	$ 3.15	$ 3.60	$ 4.22	16.9%
YoY Growth	*1.6%*	*13.0%*	*23.6%*	*14.3%*	*17.2%*	
2x LTM EBITDA Leverage						
Pro Forma EPS	$ 2.35	$ 2.72	$ 3.37	$ 3.86	$ 4.55	18.0%
YoY Growth	*5.8%*	*15.7%*	*24.1%*	*14.5%*	*17.9%*	
Accretion/Dilution	4.3%	6.7%	7.1%	7.4%	7.9%	
3x LTM EBITDA Leverage						
Pro Forma EPS	$ 2.46	$ 2.96	$ 3.71	$ 4.27	$ 5.08	19.8%
YoY Growth	*10.9%*	*20.1%*	*25.3%*	*15.2%*	*18.9%*	
Accretion/Dilution	9.3%	16.0%	17.7%	18.6%	20.3%	

Source: Management Plan estimates per GYI management adjusted for Status Quo, Case 1 and Case 2 refinancing/recapitalization scenarios

Leveraged Recapitalization / Stock Buyback Analysis 50

Goldman Sachs

Illustrative Value Impact of Recapitalization

Management Plan

EPS Impact: 2008E-2012E

$ 5.30

$ 4.80

$ 4.30

$ 3.80

$ 3.30

$ 2.80

$ 2.30

$ 1.80

$ 2.46

$ 2.35

$ 2.25

$ 2.96

$ 2.72

$ 2.55

$ 3.71

$ 3.37

$ 3.15

$ 4.27

$ 3.86

$ 3.60

$ 5.08

$ 4.55

$ 4.22

FY2008E FY2009E FY2010E

2x LTM EBITDA Leverage 3x LTM EBITDA Leverage Status Quo EPS

Stock Price Sensitivity – Present Value

P/E

‘08 EPS 10.0 x 12.0 x 14.0 x 16.0 x

Status Quo $2.25 $22.54 $27.05 $31.56 $36.07

2x LTM EBITDA Leverage $2.35 23.48 28.18 32.88 $37.57

3x LTM EBITDA Leverage $2.46 24.62 29.54 34.47 $39.39

P/E1

‘10 EPS 10.0 x 12.0 x 14.0 x 16.0 x

Status Quo $3.15 $24.50 $29.40 $34.30 $39.20

2x LTM EBITDA Leverage $3.37 $26.25 $31.50 $36.75 $42.00

3x LTM EBITDA Leverage $3.71 $28.84 $34.61 $40.37 $46.14

Source: Management Plan estimates per GYI management adjusted for Status Quo, Case 1 and Case 2 refinancing/recapitalization scenarios

Note: Present value of 2010 share price based on discount rate of 13.4% (risk free rate of 4.82% (10 year Treasury as of 22-Feb-2008), risk premium of 5.16% (Ibbotson) and beta of 1.65 (Barra historical beta))

Leveraged Recapitalization / Stock Buyback Analysis 51